EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of December 30, 2014, between S&W Seed Company, a Nevada corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

"8-K Filings" shall have the meaning ascribed to such term in Section 4.6.

"Acquiring Person" shall have the meaning ascribed to such term in Section 4.7.

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"BHCA" shall have the meaning ascribed to such term in Section 3.1(pp).

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" shall have the meaning ascribed to such term in 4.1(e).

"Buy-In Price" shall have the meaning ascribed to such term in 4.1(e).

"California Properties" means any real estate property owned by the Company or any of the Subsidiaries in (a) Imperial Valley, California and (b) Five Points, California.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (a) the Purchasers' obligations to pay the Subscription Amount and (b) the Company's obligations to deliver the Securities, in each case, have been satisfied or waived.

"Code" shall have the meaning ascribed to such term in Section 2.1.

"Collateral" shall have the meaning ascribed to such term in the Security Agreement.

"Collateral Agent" shall have the meaning ascribed to such term in Section 4.22(a).

"Collateral Agent Indemnitees" shall have the meaning ascribed to such term in Section 4.22(b).

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Holland & Knight LLP, with offices located at 111 SW Fifth Avenue, Suite 2300, Portland, OR 97204.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

"Conversion Price" shall have the meaning ascribed to such term in the Debentures.

"Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Debentures.

"Debentures" means the 8% Senior Secured Convertible Debentures due, subject to the terms therein, 36 months from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

"Disclosure Schedules" means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

"Disqualification Event" shall have the meaning ascribed to such term in Section 3.1(rr).

"EGS" means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

"Effective Date" means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one-year anniversary of the Closing Date provided that a holder of Securities is not an Affiliate of the Company, all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

"Environmental Laws" shall have the meaning ascribed to such term in Section 3.1(m).

"Escrow Agent" means Alerus Financial, with offices located at 401 Demers Avenue, Grand Forks, North Dakota 58206-6001.

"Escrow Agreement" means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

"Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(s).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, including without limitation, securities issued upon exercise of outstanding Class B Warrants, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) up to 300,000 shares of Common Stock (as adjusted for any stock dividends, stock split, stock combination, reclassification or similar transactions occurring after the date hereof) issued in a transaction with Bioceres, S.A., a joint-venture partner of the Company.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"Federal Reserve" has the meaning ascribed to such term in Section 3.1(pp).

"GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

"Guarantee Agreement" means the Guarantee Agreement, dated as of the date hereof, among the U.S. Subsidiaries and the Collateral Agent, in the form of Exhibit L attached hereto.

"Hazardous Materials" shall have the meaning ascribed to such term in Section 3.1(m).

"Indebtedness" of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses,

(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a "capital lease", (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Indemnification Allocation Percentage" shall have the meaning ascribed to such term in Section 4.22(a).

"Indemnitee-Related Purchaser Entities" shall have the meaning ascribed to such term in Section 4.10(d).

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(p).

"Intercreditor Agreement" means the Intercreditor agreement, dated as of the Closing Date, by and among the Company, the Lead Investor as agent for the holders of the Debentures, Pioneer Hi-Bred International, Inc. and Wells Fargo National Association.

"Irrevocable Transfer Agent Instructions" means the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto.

"Issuer Covered Person" shall have the meaning ascribed to such term in Section 3.1(rr).

"Jointly Indemnifiable Purchaser Claim" shall have the meaning ascribed to such term in Section 4.10(d).

"Lead Investor" means Hudson Bay Master Fund Ltd.

"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(d).

"Liens" means a lien, charge, pledge, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction.

"Limitation Period" shall have the meaning ascribed to such term in Section 4.13(a).

"Limitation Period Allowed Issuance" shall have the meaning ascribed to such term in Section 4.13(a).

"Limitation Period Issuances" shall have the meaning ascribed to such term in Section 4.13(a).

"Lock-Up Agreements" means the Lock-Up Agreements, dated as of the date hereof, among the parties thereto, in the form of Exhibit I attached hereto.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Material Permits" shall have the meaning ascribed to such term in Section 3.1(n).

"Maximum Rate" shall have the meaning ascribed to such term in Section 5.17.

"MFP Documents" shall have the meaning ascribed to the term "Transaction Documents" in the Purchase Agreement, dated on or about the date hereof, by and among the Company and MFP Investors, LLC.

"Money Laundering Laws" shall have the meaning ascribed to such term in Section 3.1(qq).

"Mortgage Policy" shall have the meaning ascribed to such term in Section 2.2(a)(xix).

"OFAC" shall have the meaning ascribed to such term in Section 3.1(nn).

"Participation Maximum" shall have the meaning ascribed to such term in Section 4.12(a).

"Permitted Lien" shall have the meaning ascribed to such term in the Debentures.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Pioneer 8-K Filing" shall have the meaning ascribed to such term in Section 4.6.

"Pioneer Documents" shall have the meaning ascribed to the term "Transaction Documents" in the Asset Purchase and Sale Agreement, dated on or about the date hereof, by and among the Company and Pioneer Hi-Bred International, Inc.

"Pioneer Termination Date" shall have the meaning ascribed to such term in Section 4.23.

"PIPE 8-K Filing" shall have the meaning ascribed to such term in Section 4.6.

"Placement Agent" means, collectively, Craig-Hallum Capital Group LLC and ROTH Capital Partners LLC.

"Principal Shareholders" means the shareholders set forth on Schedule 1.1, holding in the aggregate no less than such percentage of the issued and outstanding Common Stock as set forth in Appendix A attached to the Voting Agreement.

"Pro Rata Indemnification Amount" shall have the meaning ascribed to such term in Section 4.22(a).

"Pro Rata Portion" shall have the meaning ascribed to such term in Section 4.12(d).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Public Information Failure" shall have the meaning ascribed to such term in Section 4.3(b).

"Public Information Failure Payments" shall have the meaning ascribed to such term in Section 4.3(b).

"Purchaser Party" shall have the meaning ascribed to such term in Section 4.10(a).

"Real Property Collateral" shall have the meaning ascribed to such term in Section 3.1(o).

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Required Holders" means the Holders of at least a majority of the number of Underlying Shares issued and issuable pursuant to the terms of the Warrants and pursuant to the terms of the Debentures and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Securities.

"Required Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Debentures, the Warrants and the Underlying Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Security Agreement" means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

"Security Documents" means the Security Agreement, the Guarantee Agreement, the Intercreditor Agreement, any account control agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent or the Purchasers to create, perfect, and continue perfected or to better perfect the Purchasers' security interests in and Liens on the assets of the Company (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), as provided in the Security Agreement, and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

"Shareholder Approval" means such approval required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subscription Amount" means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Subscription Amount," in United States dollars and in immediately available funds.

"Subsequent Financing" shall have the meaning ascribed to such term in Section 4.12(a).

"Subsequent Financing Notice" shall have the meaning ascribed to such term in Section 4.12(b).

"Subsidiary" means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

"Trading Day" means a day on which the principal Trading Market is open for trading; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or on any date that the Common Stock is suspended from trading during the final hour of such exchange or market (or if such exchange or market does not announce in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m. (New York City time)).

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Documents, the Escrow Agreement, the Voting Agreement, the Irrevocable Transfer Agent Instructions, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated thereunder and hereunder.

"Transfer Agent" means Transfer Online, Inc., the current transfer agent of the Company, with a mailing address of 512 SW Salmon Street, Portland, OR 97214 and a facsimile number of (503) 227-6874, and any successor transfer agent of the Company.

"Underlying Shares" means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Debenture, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.

"Undersubscription Amount" shall have the meaning ascribed to such term in Section 4.12(a).

"U.S. Subsidiary" means any Subsidiary formed in the United States.

"Variable Rate Transaction" shall have the meaning ascribed to such term in Section 4.13(b).

"Voting Agreement" means the written agreement among the Company and the Principal Shareholders, in the form of Exhibit F attached hereto to vote all of the shares of Common Stock set forth in Schedule 1.1 hereof (unless previously sold pursuant to the exemptions set forth in the Voting Agreement) and such other shares of Common Stock as may be acquired by such Principal Shareholders as of the record date for the meeting of the shareholders of the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable six months from the Closing Date and have a term of exercise equal to five (5) years from the date of exercisability, in the form of Exhibit C attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

"Working Capital Loan Agreements" shall have the meaning ascribed to such term in the Intercreditor Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1   Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $27,000,000 in principal amount of the Debentures and related Warrants. The Purchasers and the Company agree that the Debentures and the Warrants constitute an "investment unit" for the purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). Each Purchaser shall pay $1,000 for each $1,000 of principal amount of Debentures and related Warrants to be purchased by such Purchaser at the Closing. The Purchasers and the Company mutually agree that the allocation of the issue price of such investment unit between the Debentures and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273 2(h) shall be an aggregate amount of $135,000 allocated to the Warrants and the balance of the Subscription Amounts allocated to the Debentures, and neither the Purchasers nor the Company shall take any position inconsistent with such allocation in any tax return or in any Proceeding in respect of taxes. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser's Subscription Amount (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5.2) as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2(b) deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2   Deliveries.

  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser, or the Collateral Agent, as applicable, the following:

    this Agreement, duly executed by the Company;

    (A) a legal opinion of Company Counsel, dated as of the Closing Date, in a form acceptable to such Purchaser and (B) a legal opinion of Lionel Sawyer & Collins, the Company's outside Nevada counsel, dated as of the Closing Date, in a form acceptable to such Purchaser;

    original Debentures with an aggregate principal amount equal to such Purchaser's Subscription Amount (allocated in the principal amounts as such Purchaser requests), duly executed by the Company and registered in the name of such Purchaser or its designee;

    original Warrants, duly executed by the Company and registered in the name of such Purchaser, to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser's Conversion Shares on the Closing Date;

    the Intercreditor Agreement, duly executed by the parties thereto (other than the Purchasers);

    evidence of amendments (in each case in form and substance satisfactory to the Purchasers and the Collateral Agent) to the Working Capital Loan Agreements permitting the transactions contemplated by the Transaction Documents, including (A) the Indebtedness incurred and (B) the Liens in favor of the Purchasers and the Collateral Agent with respect thereto;

    the Voting Agreements, duly executed by the parties thereto;

    the Registration Rights Agreement, duly executed by the Company;

    a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered and acknowledged in writing by the Transfer Agent;

    a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date;

    a certificate evidencing the Company's and each of its Subsidiaries qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company or its Subsidiaries conducts business, within 10 days of the Closing Date;

    a certified copy of the articles of incorporation of the Company and each of its U.S. Subsidiaries' as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its U.S. Subsidiaries within 10 days of the Closing Date;

    a certificate executed by the Secretary of the Company and dated as of the Closing Date, in the form of Exhibit H hereto, as to (A) the resolutions consistent with Section 3.1(c) as adopted by the Company's and each U.S. Subsidiary's board of directors (or equivalent governing body), (B) the articles of incorporation of the Company and each U.S. Subsidiary in effect as of the Closing, and (C) the bylaws of the Company and each U.S. Subsidiary in effect as of the Closing;

    a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date;

    the Lock-Up Agreements, duly executed by the parties thereto;

    the Guarantee Agreement, duly executed by each U.S. Subsidiary;

    the Security Agreement, duly executed by the Company, along with (A) any copyright, patent and trademark agreements required by the terms of the Security Agreement, (B) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer, and (C) any other Security Documents reasonably requested by the Purchasers or the Collateral Agent;

    to the Collateral Agent, certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its U.S. Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Purchasers, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Purchasers, shall not show any such Liens;

    to the Collateral Agent, (A) appraisals of the Real Property Collateral satisfactory to the Collateral Agent, and (B) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to the Collateral Agent (each, a "Mortgage Policy"); each in amounts satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgage Policies on such Real Property Collateral are valid and enforceable second priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance satisfactory to Collateral Agent;

    the Intercreditor Agreement, duly executed by the parties thereto;

    the Escrow Agreement, duly executed by the parties thereto; and

    such other documents relating to the transactions contemplated by this Agreement as such Purchaser may reasonably request.

  On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

    this Agreement duly executed by such Purchaser;

    to the Escrow Agent, such Purchaser's Subscription Amount (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5.2) by wire transfer or certified check to the account specified on Schedule 2.2(b)(ii);

    in case such Purchaser is the Lead Investor, the Security Agreement duly executed by such Purchaser acting as Collateral Agent;

    in case such Purchaser is the Lead Investor, the Intercreditor Agreement duly executed by such Purchaser acting as Collateral Agent; and

    the Registration Rights Agreement duly executed by such Purchaser.

2.3   Closing Conditions.

  The obligations of the Company hereunder to issue and sell the Debentures and related Warrants to each Purchaser in connection with the Closing are subject to the following conditions being met, it being understood that these conditions are for the Company's sole benefit and may be waived by the Company in its sole discretion by providing each Purchaser written notice thereof:

    the accuracy in all material respects on the Closing Date of the representations and warranties of such Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

    all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

    the delivery by such Purchaser of the items set forth in Section 2.2(b).

  The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met, it being understood that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser in its sole discretion by providing the Company written notice thereof:

    (A) the representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date (unless as of a specific date therein, in which case they shall be true and correct as of such specified date), (B) all obligations, covenants, agreements and conditions of the Company required to be performed at or prior to the Closing Date shall have been performed, and (C) such Purchaser shall have received a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached as Exhibit J hereto;

    the delivery by the Company of the items set forth in Section 2.2(a);

    there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

    from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

    the receipt by the Company of the Required Approvals; and

    the consummation of the transactions contemplated pursuant to the Pioneer Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company. Except as set forth in the correspondingly numbered Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

    Subsidiaries. All of the direct and indirect Subsidiaries (both domestic and foreign) of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as otherwise stated in Schedule 3.1(a), the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries owned by the Company or such Subsidiary.

    Organization and Qualification. Except as may otherwise be stated in Schedule 3.1(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the transactions contemplated by the

  Transaction Documents, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, individually or taken as a whole, or (iii) the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of clauses (i), (ii) or (iii), a "Material Adverse Effect"). No Proceeding has been instituted in any applicable jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power, authority or qualification of the Company or its Subsidiaries.

    Authorization; Enforcement.

  (i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out the Company's obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company's shareholders in connection herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

  (ii) With respect to the Guarantee Agreement, each of the U.S. Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of the Guarantee Agreement and the consummation by the U.S. Subsidiaries of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the U.S. Subsidiaries, and no further action is required by the respective U.S. Subsidiary, its managers or its members in connection therewith. The Guarantee Agreement has been (or upon delivery will have been) duly executed by the respective U.S. Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective U.S. Subsidiary enforceable against such U.S. Subsidiary in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to other Persons any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary Indebtedness or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, such as could reasonably be expected to result in a Material Adverse Effect; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

    Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the "Required Approvals").

    Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

    Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of

  Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under the Company's equity incentive plans, the issuance of shares of Common Stock to employees and the Company's former chairman pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, pursuant to the Company's equity incentive plan and the outstanding Class B Warrants originally issued in connection with the Company's initial public offering, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company and each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than for Shareholder Approval, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. Other than as contemplated by the Transaction Documents, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's or any Subsidiary's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) except as set forth on Schedule 3.1(i)(iii), neither the Company nor any Subsidiary has sold any assets outside the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $200,000, (iv) neither the Company nor any Subsidiary has altered its method of accounting, (v) neither the Company nor any Subsidiary has declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (vi) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company or Subsidiary equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company, its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any Subsidiary nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

    Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

    Title to Assets. All of the Company's and each Subsidiary's owned real property is set forth on Schedule 3.1(o) (the "Real Property Collateral"). The Company and each Subsidiary have good and marketable title in fee simple to all such Real Property Collateral owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company or such Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company or such Subsidiary is in compliance. Except as set forth on Schedule 3.1(o), none of the Company's Subsidiaries owns or leases any real property.

    Intellectual Property. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Each of the patents owned by the Company or its Subsidiaries is set forth on Schedule 3.1(p). None of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $20 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

    Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option and restricted stock unit agreements under any equity incentive plan of the Company.

    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

    Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than the Placement Agent. With respect to any fees or commissions payable to the Placement Agent as a result of the transactions contemplated hereby, (i) the Company shall not issue to the Placement Agent any Common Stock or Common Stock Equivalents as payment therefor, and (ii) the Company shall pay, and hold each Purchaser harmless against any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with such claim. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

    Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the principal Trading Market.

    Investment Company. Neither the Company nor any Subsidiary is, nor is an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company and its Subsidiaries shall conduct their respective businesses in a manner so that none will become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

  Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation, and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

    No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

  Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts or believes it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

    No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

    Accountants. The Company's accounting firm is set forth on Schedule 3.1(ff). To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report for the fiscal year ending June 30, 2015.

    Seniority. As of the Closing Date, except as set forth on Schedule 3.1(gg), all payments due under the Debentures shall rank senior to all other Indebtedness of the Company and its Subsidiaries, except as provided by the Debentures, the Intercreditor Agreement or any or other Intercreditor Agreement entered into in connection with the Debentures.

    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

    Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

    Acknowledgment Regarding Purchaser's Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities, (iii) any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, may presently have a "short" position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

    Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

    Form S-3 Eligibility.  The Company is eligible to register the resale of the Underlying Shares for resale by the Purchasers on Form S-3 promulgated under the Securities Act.

    Stock Option Plans. Each stock option granted by the Company under the Company's equity incentive plan was granted (i) in accordance with the terms of the Company's equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. The number of shares of Common Stock issuable upon the exercise of outstanding stock options scheduled to expire (i) on March 9, 2015 does not exceed 295,000 and (ii) on June 14, 2014 does not exceed 105,000, in each case as adjusted for reverse and forward stock splits, stock dividends, stock combinations and similar transactions occurring after the date hereof.

    Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon Purchaser's request.

    Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, or any Subsidiary, threatened.

    No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder upon request.

    Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

    Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

    Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

    Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

    Franchise Taxes. There are no unpaid franchise taxes claimed by the taxing authority of any jurisdiction to be due by the Company or any Subsidiary, and the officers of the Company or any Subsidiary know of no basis for any such claim.

3.2   Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

    Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

    Own Account. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws and not constituting an agreement by such Purchaser to hold any of the Securities for any minimum or specific term). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

    Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

    Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

    General Solicitation. To such Purchaser's knowledge, such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

  Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

  Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

    Effect of Purchaser Representations. The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of granting any transferee of Securities any rights pursuant to any of the Transaction Documents, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

  The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

  [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS

  EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such pledge would not be deemed a transfer, sale or assignment, would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor would be required in connection therewith. Further, no notice shall be required of such pledge. At such Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend

  (such third Trading Day, the "Legend "Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company System as directed by such Purchaser.

  If the Company fails to issue to any Purchaser a certificate without such legend or to deliver such Securities to the Purchaser by the Legend Removal Date, and if on or after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Purchaser's request and in the Purchaser's discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser such unlegended Securities as provided above and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price (as defined in the Debentures) of the Common Stock on the Legend Removal Date. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

  Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance upon this understanding.

4.2   Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3   Furnishing of Information; Public Information.

  Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, (i) if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail for any reason to satisfy any condition set forth in Rule 144(i)(2) (each of clauses (i) and (ii), a "Public Information Failure"), then, in addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser's Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (y) the last day of the calendar month during which such Public Information Failure Payments are incurred and (z) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4   Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5   Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Debenture. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6   Securities Laws Disclosure; Publicity. The Company shall by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, (a) issue a press release disclosing the material terms of the transactions contemplated hereby and by the MFP Documents (b) file with the Commission (i) a Current Report on Form 8-K disclosing the material terms of the transactions contemplated by the Transaction Documents and the MFP Documents, including the Transaction Documents as exhibits thereto (the "PIPE 8-K Filing") and (ii) a Current Report on Form 8-K disclosing the material terms of the transactions contemplated by the Pioneer Documents (the "Pioneer 8-K Filing" and together with the PIPE 8-K Filing, the "8-K Filings"). From and after the 8-K Filings, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents, the MFP Documents and the Pioneer Documents. In addition, effective upon the 8-K Filings, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated by the Transaction Documents, the MFP Documents and the Pioneer Documents, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Required Holders, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any Registration Statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7   Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8   Non-Public Information. The Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9   Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for the payment of a portion of the purchase price for the acquisition of assets of Pioneer Hi-Bred International, Inc. as contemplated by the Pioneer Documents and for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company's Indebtedness, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10   Indemnification of Purchasers.

  Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who "controls" such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of, arising out of, or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any Action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any Person who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, any transaction financed in whole or in part, directly or indirectly, with the proceeds from the issuance of the Securities, any disclosure made by such Purchaser Party pursuant to Section 4.6, or the status of such Purchaser Party as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (other than (x) an Action by the Company based solely upon such Purchaser Party's breach of the Transaction Documents, (y) an Action by governmental authorities based solely upon violations by such Purchaser Party of state or federal securities laws or (z) an Action arising solely as a result of any conduct by such Purchaser Party which has been determined by a final, non-appealable judicial decision to constitute fraud, gross negligence or willful misconduct).

  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld, conditioned or delayed or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

  Given that a Purchaser Party may be entitled to indemnification (a "Jointly Indemnifiable Purchaser Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Purchaser Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to such Purchaser Party in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Purchaser Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery such Purchaser Party may have from the Indemnitee-Related Purchaser Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Purchaser Entities and no right of recovery that such Purchaser Party may have from the Indemnitee-Related Purchaser Entities shall reduce or otherwise alter the rights of the Purchaser Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Purchaser Entities shall make any payment to such Purchaser Party in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Purchaser Claim, the Indemnitee-Related Investor Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of such Purchaser Party against the Company, and such Purchaser Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Purchaser Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Purchaser Entities shall be third-party beneficiaries with respect to this Section 4.10, entitled to enforce this Section 4.10 against the Company as though each such Indemnitee-Related Investor Entity were a party to this Agreement.

4.11   Reservation and Listing of Securities.

  The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use reasonable best efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

  The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such

  Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall provide each shareholder entitled to vote at a special or annual meeting of the shareholders of the Company, at the earliest practical date after the Closing Date, but in no event later than 90 days after the Closing Date, a proxy statement, substantially in the form which has been previously reviewed by the Purchasers and Schulte Roth & Zabel, LLP, at the expense of the Company (not to exceed $5,000 with respect to the fees and expenses incurred by Schulte Roth & Zabel, LLP in connection with its review of each proxy statement for a shareholders meeting), soliciting each shareholder's vote at such shareholder's meeting for approval of resolutions providing for the Shareholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Securities are no longer outstanding.

4.12   Participation in Future Financing.

  From the date hereof until the date that is the two (2) year anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (other than for any transactions which generate, in the aggregate from the date hereof, gross proceeds of up to $5 million) (a "Subsequent Financing"), each Purchaser shall have the right to participate in up to its Pro Rata Portion of the Subsequent Financing equal to 30% of the Subsequent Financing (the "Participation Maximum") and, with respect to each Purchaser that elects to purchase its Participation Maximum, any additional portion of the securities offered in such Subsequent Financing attributable to the Participation Maximum of other Purchasers as such Purchasers shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Participation Maximum (the "Undersubscription Amount"), on the same terms, conditions and price provided for in the Subsequent Financing.

  Approximately four (4) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

  Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Trading Day (or in the case of a confidentially marketed public offering or registered direct offering, the next Trading Day), after all of the Purchasers have received the Subsequent Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser's participation and, if such Purchaser elects to purchase all of its Pro Rata Portion of the Participation Maximum, the Undersubscription Amount, if any, that such Purchaser elects to purchase, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such third (3rd) Trading Day (or the next Trading Day in the case of a confidentially marketed public offering or registered direct offering), such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

  If by 5:30 p.m. (New York City time) on the third (3rd) Trading Day (or the next Trading Day in the case of a confidentially marketed public offering or registered direct offering), after all of the Purchasers have received the Subsequent Financing Notice, the Company receives responses to the Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. "Pro Rata Portion" means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.12 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.12.

  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

  The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Transaction Documents, without the prior written consent of such Purchaser.

  Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fourth (4th) Trading Day following delivery of the Subsequent Financing Notice. If by such fourth (4th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

  Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13   Subsequent Equity Sales.

  From the date hereof until thirty (30) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.  For the period beginning on the 31st day after the Closing Date and ending on the 30th day after the Effective Date (the "Limitation Period"), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance ("Limitation Period Issuances") of (i) any shares of Common Stock at a purchase price per share that is less than 110% of the Conversion Price as in effect on the Closing Date or (ii) any Common Stock Equivalents, with an exchange price, conversion price or exercise price (or other similar price or formula) per related share of Common Stock that is less than 110% (or in the event of a Limitation Period Allowed Issuance, 100%) of the Conversion Price as in effect on the Closing Date.  For purposes hereof, "Limitation Period Allowed Issuance" means a one-time occurrence during the Limitation Period of a Limitation Period Issuance for proceeds not exceeding $5 million in the aggregate. For purposes of calculating any such purchase price, exchange price, exercise price or conversion price under this Section 4.13(a), the provisions of Section 3(c)(i)-(vi) of the Warrant shall apply.

  From the date hereof until such time as no Purchaser holds any of the Debentures or Warrants, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. "Variable Rate Transaction" means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Notwithstanding the foregoing or anything to the contrary in this Agreement, a "Variable Rate Transaction" shall not include a transaction in which the lowest price at which Common Stock may be issued is not less than the Conversion Price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

  Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents to the extent the holders of Debentures would not be permitted, pursuant to Section 4(e) of the Debentures, to convert their respective outstanding Debentures and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

  Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14   Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees provided in Section 5.2) is also offered to all of the parties to the Transaction Documents, holders of the Debentures or holders of the Warrants, as the case may be. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15   Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of the transactions contemplated by, and the information included in, the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (a) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (b) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (c) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16   Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof promptly after such filing to each Purchaser upon request. The Company shall take such action, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers on or before the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly to each Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Securities required under such laws following the Closing Date.

4.17   Capital Changes. Until the one (1) year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Required Holders.

4.18   Lock-Up. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any Person that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.19  Voting Agreement. The Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreement. The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If any of the Principal Shareholders breaches any provision of the

Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Voting Agreement in accordance with the terms thereof. In addition, if the Company receives any notice from any of the Principal Shareholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Purchaser

4.20   California Properties. In the event the Company does not effect the Real Estate Sale (as defined in the Debentures) of all or any of the California Properties on or prior to the date that is six (6) months immediately following the Closing Date, then the Collateral Agent shall be entitled, at the expense of the Company, to perfect its security interest in such California Properties by putting in place a mortgage thereon, which mortgage shall rank junior to any mortgage on such unsold California Property in existence and as in effect on the date hereof. The Company and any of the Subsidiaries shall be prohibited from allowing any Lien on any of the California Properties without the prior written consent of the Collateral Agent.

4.21   Stevia California, LLC. The Company shall cause Stevia California, LLC to be in good standing in the State of California on or before the date that is sixty (60) days after the date hereof.

4.22   Collateral Agent.

  Each Purchaser hereby (i) appoints the Hudson Bay Fund LP as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser's behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of the Collateral Agent pursuant hereto or any of the Security Documents except to the extent caused by its own willful misconduct, including without limitation, in connection with the collection of such indemnification from the Purchasers, up to such Purchaser's Pro Rata Indemnification Amount. In the event a Purchaser does not indemnify the Collateral Agent within five (5) Business Days of a ruling a court of competent jurisdiction to so indemnify the Collateral Agent, the Collateral Agent shall be entitled to get indemnification from the other Purchasers for such unpaid indemnification amount up to such other Purchasers' respective pro rata portion of such unpaid indemnification calculated by multiplying (i) the aggregate dollar amount of such unpaid indemnification to the Collateral Agent, by (ii) the fraction, the numerator of which is the sum of the aggregate principal amount of the Debentures held by such Purchaser and the denominator of which is the sum of the aggregate principal amount of the Debentures then outstanding excluding the aggregate principal amount of the Debenture held by any unpaying Purchaser. Each Purchaser may seek indemnification from other Purchasers to the extent it indemnified the Collateral Agent pursuant to this Section 4.22(a) in excess of such Purchaser's pro rata portion of the Debentures that are then outstanding calculated by multiplying (i) the aggregate dollar amount of such indemnification to the Collateral Agent, by (ii) the fraction, the numerator of which is the sum of the aggregate principal amount of the Debentures held by such Purchaser and the denominator of which is the sum of the aggregate principal amount of the Debentures then outstanding (such fraction with respect to each holder is referred to as its "Indemnification Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Indemnification Amount"); provided, however, that in the event that any holder's Pro Rata Indemnification Amount exceeds the outstanding principal amount of such holder's Debenture, then such excess Pro Rata Indemnification Amount shall be allocated amongst the remaining holders of Debentures in accordance with the foregoing formula. In the event that the initial holder of any Debentures shall sell or otherwise transfer any of such holder's Debentures, the transferee shall be allocated a pro rata portion of such holder's Indemnification Allocation Percentage and Pro Rata Indemnification Amount.

  The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

  The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Debentures and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Debentures. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Debentures and the Security Documents. After any Collateral Agent's resignation hereunder, the provisions of this Section 4.22 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Holders appoints a successor Collateral Agent as provided above.

  The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the Required Holders or the Collateral

  Agent (or its successor), from time to time pursuant to the terms of this Section 4.22, to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

4.23   Pioneer Acquisition. In the event the transactions contemplated by the Pioneer Documents are not consummated by the date that is five (5) Business Days immediately following the date hereof (the "Pioneer Termination Date"), the Company shall, or shall cause the Escrow Agent to, promptly but in any event on or prior to the second (2nd) Business Day after the Pioneer Termination Date wire to each Purchaser such Purchaser's Subscription Amount and the earnings on such Subscription Amount, if any, pursuant to wire instructions provided by such Purchaser in writing to the Company.

4.24   NASDAQ: The Company shall use its reasonable best efforts to convince NASDAQ not to integrate the transactions contemplated by the Transaction Documents with the transactions contemplated by the MFP Documents for purposes of any Shareholder Approval requirement by the Company.

ARTICLE V.
MISCELLANEOUS

5.1   Termination.  This Agreement may be terminated by the Company or any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before five (5) Business Days from the date hereof due to the Company's or such Purchaser's failure to satisfy the conditions set forth in Sections 2.3(a) or 2.3(b), respectively (and the nonbreaching party's failure to waive such unsatisfied condition(s)); provided, however, that if this Agreement is terminated pursuant to this Section 5.1, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 5.2.

5.2   Fees and Expenses. The Company has agreed to reimburse the Lead Investor, a Purchaser, or its designee (in addition to any other expense amounts paid to any Purchaser or its counsel prior to the date hereof) for all costs and expenses for up to $140,000 incurred in connection with the transactions contemplated hereby (including all legal fees, disbursements, documentation, due diligence and implementation in connection therewith). The Lead Investor may, in its sole discretion, withhold such reimbursement from its Subscription Amount at Closing to the extent not previously reimbursed by the Company. The Company shall be responsible for the payment of the Placement Agent's and any other placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby, including any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Purchaser harmless against any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The Company shall pay to the Collateral Agent all Collateral Agent fees including, without limitation, an annual fee of $10,000, for its role as Collateral Agent for its services in connection with collecting the security interests and otherwise protecting, enforcing or preserving any rights or remedies of the Purchasers under this Agreement and the Security Documents and all costs, fees and expenses related thereto. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3   Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains any material non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5   Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6   Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.10, 4.22 and 5.2.

5.9   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10   Survival. Unless this Agreement is terminated under Section 5.1, the representations and warranties of the Company and each Purchaser contained in Article 3, and the agreements and covenants set forth in Articles 4 and 5 shall survive the Closing and the delivery of the Securities.

5.11   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13   Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser's right to acquire such shares pursuant to such Purchaser's Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14   Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15   Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16   Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17   Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

5.18   Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any

Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.19   Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21   Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22   WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

S&W Seed Company	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax:
Email Address:

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SANW SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: _____________

Warrant Shares: _________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]